Exhibit 99.1
FOR IMMEDIATE RELEASE
     Cornerstone Therapeutics Reports Fiscal Year 2010 Financial Results
•	Net revenues increased 14% year-over-year to a record $125.3 million

•	Curosurf® achieved new market share high for full year 2010

•	Cash balance at year end grew to $50.9 million
CARY, N.C., March 3, 2011- Cornerstone Therapeutics Inc. (NASDAQ: CRTX) today reported full year and fourth quarter 2010 results. Total net revenues were $125.3 million for the full year of 2010, representing a 14% increase over the $109.6 million reported for the full year of 2009. Total net revenues for the fourth quarter of 2010 were $32.5 million representing a 6% increase over the $30.8 million for the fourth quarter of 2009. Net product sales from strategic products were 60% of total net revenues, or $74.7 million, for the full year of 2010, an increase from the 36% of total net revenues, or $39.0 million, for the full year of 2009. Net product sales from strategic products were 66% of total net revenues, or $21.4 million, for the fourth quarter of 2010, an increase from the 52% of total net revenues, or $16.0 million, for the fourth quarter of 2009.
Net income for 2010 was $6.2 million, or $0.24 per diluted share, compared to net income of $10.2 million, or $0.54 per diluted share in 2009. Fourth quarter net income was $0.8 million, or $0.03 per diluted share, compared to $2.7 million, or $0.10 per diluted share, for the fourth quarter of 2009. On a non-GAAP basis, net income for 2010 was $18.9 million, or $0.73 per diluted share, compared to non-GAAP net income of $17.4 million, or $0.93 per diluted share in 2009. On a non-GAAP basis, fourth quarter net income was $5.2 million, or $0.20 per diluted share, compared to non-GAAP net income of $5.5 million, or $0.21 per diluted share for the fourth quarter of 2009. Non-GAAP net income and net income per diluted share exclude amortization of product rights, acquisition-related expenses in connection with the 2009 transaction with Chiesi Farmaceutici S.p.A., and stock-based compensation.
“Cornerstone ended 2010 with record net sales, a strong cash position and a more focused product portfolio,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “As a result of the efforts of the company’s dedicated employees, we achieved another record year in net revenues, including a new market share high with Curosurf; we also successfully distributed the remaining inventory as the final phase in our plan to cease manufacturing and distribution of AlleRx® and HyoMax® and generated significant cash.”
Mr. Collard continued, “We believe that the momentum built in 2010 positions us to build a portfolio of products that will leverage our presence in the respiratory and hospital markets while we continue to advance our internal pipeline.”
A breakdown of net revenues by product for the fourth quarter and year ended December 31, 2010 (in thousands, except percentages) follows:

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2010	2009	$	%	2010	2009	$	%
Net Product Sales
Curosurf	$9,854	$8,310	$1,544	19%	$33,621	$10,463	$23,158	221%
Zyflo® product family	8,764	4,122	4,642	113	30,619	17,959	12,660	70
Factive®	963	1,087	(124)	(11)	5,126	1,178	3,948	335
Spectracef® product family	1,849	2,494	(645)	(26)	5,327	9,390	(4,063)	(43)
AlleRx Dose Pack products	5,200	8,722	(3,522)	(40)	27,305	31,707	(4,402)	(14)
HyoMax product family	2,270	3,131	(861)	(27)	10,071	28,148	(18,077)	(64)
Other Products (1)	3,582	2,883	699	24	11,675	10,443	1,232	12

Total net product sales	32,482	30,749	1,733	6	123,744	109,288	14,456	13
License and royalty agreement revenues	32	39	(7)	(18)	1,573	276	1,297	470

Net Revenues	$32,514	$30,788	$1,726	6%	$125,317	$109,564	$15,753	14%

(1)	Primarily propoxyphene/acetaminophen products.
Gross margin percentage for the full year of 2010 was 74% compared to 82% for the full year of 2009. The lower gross margin percentage compared to the prior period was due to a relatively higher portion of our net product sales in 2010 derived from products that have lower gross margins, specifically Curosurf. Gross margin percentage for the fourth quarter was 70%, similar to the fourth quarter of 2009.
Selling, general and administrative expenses increased $7.5 million, or 16%, for the full year of 2010 compared to 2009. The increase was primarily related to our incurring a full year of expenses in 2010 for our hospital sales force that we created in September 2009, co-promotion expenses relating to Zyflo CR and increased sample usage for both Zyflo CR and Factive, partially offset by lower stock compensation and reduced legal and consulting costs during 2010 as compared to 2009 when we incurred significant expenses related to the Chiesi transaction. Selling, general and administrative expenses during the fourth quarter increased $4.0 million, or 36%, compared to the fourth quarter of 2009. The increase was primarily related to co-promotion expenses relating to Zyflo CR and AlleRx and increased sample usage for both Zyflo CR and Factive.
Royalty expenses decreased $6.1 million, or 32%, during 2010 compared to 2009. The reduction in royalty expense was primarily due to lower net revenues from our HyoMax products, partially offset by increased royalties for Zyflo CR and Factive. Royalty expenses increased $0.6 million, or 28% during the fourth quarter of 2010 compared to the fourth quarter of 2009 primarily due to product mix.
As of December 31, 2010, the Company had $50.9 million in cash and cash equivalents, an increase of 170%, compared to $18.9 million as of December 31, 2009.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the quarter and twelve months ended December 31, 2010. To participate in the live conference call, please dial 866-730-5770 (U.S. callers) or 857-350-1594 (international callers), and provide passcode 99190634. A live webcast of the call will also be available through the “Investors—Webcasts & Presentations” section of the Company’s website at http://www.crtx.com. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available today at 11:30 AM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode 56948345.

About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (Nasdaq: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products for the respiratory and related markets. Key elements of the Company’s strategy are to leverage commercial capabilities by promoting respiratory and related products to high prescribing physicians through its respiratory sales force and to hospital-based healthcare professionals through its hospital sales force; acquire rights to existing patent- or trade secret-protected, branded products, which can be promoted through the same channels to generate on-going high-value earnings streams; advance its development projects and further build a robust pipeline; and generate revenues by marketing approved generic products through its wholly owned subsidiary, Aristos Pharmaceuticals, Inc.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, and from our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; our ability to enter into additional strategic licensing product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 4, 2010 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Curosurf® is owned by Chiesi Farmaceutici S.p.A. Spectracef® is owned by Meiji Seika Kaisha Ltd. Factive® is owned by LG Life Sciences, Ltd. Curosurf, Spectracef and Factive are licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive, certain other countries.
FINANCIAL TABLES FOLLOW
Contacts
Investor Relations Contacts:
Westwicke Partners, John Woolford, +1-443-213-0506, john.woolford@westwicke.com or Westwicke
Partners, Stefan Loren, Ph.D., +1-443-213-0507, sloren@westwicke.com;
Media Relations Contact:
Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com
###

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)
Net revenues	$32,514	$30,788	$125,317	$109,564
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	9,599	9,212	32,313	19,457
Selling, general and administrative	15,109	11,112	53,198	45,731
Royalties	2,856	2,240	12,702	18,775
Research and development	740	1,163	4,488	3,608
Amortization of product rights	3,943	3,587	14,728	6,115

Total costs and expenses	32,247	27,314	117,429	93,686

Income from operations	267	3,474	7,888	15,878

Other expenses:
Interest expense, net	(38)	(15)	(85)	(128)
Other expense, net	—	—	(25)	—

Total other expenses	(38)	(15)	(110)	(128)

Income before income taxes	229	3,459	7,778	15,750
Benefit from (provision for) income taxes	563	(771)	(1,609)	(5,547)

Net income	$792	$2,688	$6,169	$10,203

Net income per share, basic	$0.03	$0.11	$0.24	$0.58

Net income per share, diluted	$0.03	$0.10	$0.24	$0.54

Weighted-average common shares, basic	25,463,467	24,972,954	25,412,636	17,651,668

Weighted-average common shares, diluted	26,093,755	25,751,756	26,036,544	18,776,588

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$50,945	$18,853
Accounts receivable, net	76,476	16,548
Inventories, net	15,174	18,106
Prepaid and other current assets	5,111	4,808
Income tax receivable	197	—
Deferred income tax asset	6,599	3,507

Total current assets	154,502	61,822

Property and equipment, net	1,486	1,312
Product rights, net	112,328	126,806
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Long-term accounts receivable and other assets	8,553	113
Total assets	$290,138	$203,322

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,671	$7,172
Accrued expenses	46,599	23,703
Current portion of license agreement liability	1,368	1,019
Current portion of capital lease	83	10
Current portion of deferred revenue	37,616	—
Income taxes payable	—	1,606

Total current liabilities	93,337	33,510

License agreement liability, less current portion	—	1,341
Capital lease, less current portion	146	39
Deferred revenue, less current portion	19,578	—
Deferred income tax liability	4,679	4,564

Total liabilities	117,740	39,454

Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,472,963 and 25,022,644 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	25	25
Additional paid-in capital	160,106	157,745
Retained earnings	12,267	6,098

Total stockholders’ equity	172,398	163,868

Total liabilities and stockholders’ equity	$290,138	$203,322

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2010	2009
Cash flows from operating activities
Net income	$6,169	$10,203
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	14,778	6,392
Provision for prompt payment discounts	3,903	3,157
Provision for inventory allowances	1,340	1,474
Loss on sale of property and equipment	25	—
Impairment of product rights	350	—
Stock-based compensation	1,339	3,291
Benefit from deferred income taxes	(2,977)	(3,632)
Changes in operating assets and liabilities:
Accounts receivable	(63,831)	(6,718)
Inventories	1,592	(8,202)
Prepaid expenses, long-term accounts receivable and other assets	(8,743)	(3,121)
Accounts payable	499	(3,116)
Accrued expenses	23,154	2,053
Income taxes payable/receivable	(1,803)	(1,331)
Deferred revenue	57,194	—

Net cash provided by operating activities	32,989	450

Cash flows from investing activities
Proceeds from sale of marketable securities	—	300
Proceeds from sale of property and equipment	2	—
Purchase of property and equipment	(375)	(635)
Purchase of product rights	(250)	(5,169)

Net cash used in investing activities	(623)	(5,504)

Cash flows from financing activities
Proceeds from exercise of common stock options and warrants	544	437
Proceeds from issuance of shares of common stock	—	15,465
Payments for cancellation of warrants	—	(41)
Excess tax benefit from stock-based compensation	478	1,269
Principal payments on license agreement liability	(1,250)	(2,500)
Principal payments on capital lease obligation	(46)	(9)

Net cash (used in) provided by financing activities	(274)	14,621

Net increase in cash and cash equivalents	32,092	9,567
Cash and cash equivalents as of beginning of year	18,853	9,286

Cash and cash equivalents as of end of year	$50,945	$18,853

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$318	$531

Cash paid during the year for income taxes	$6,780	$9,260

Supplemental schedule of non-cash investing and financing activities
Purchase of property and equipment with capital leases	$226	$—

Acquisition of product rights through equity issued and liabilities assumed	$—	$110,050

CORNERSTONE THERAPEUTICS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

GAAP income from operations	$267	$3,474	$7,888	$15,878
Add: stock-based compensation[1]	369	321	1,339	1,478
Add: amortization of product rights	3,943	3,587	14,728	6,115
Add: acquisition-related expenses[2]	—	—	—	3,563

Non-GAAP income from operations	$4,579	$7,382	$23,955	$27,034

GAAP net income	$792	$2,688	$6,169	$10,203
Add: stock-based compensation[1]	369	321	1,339	1,478
Add: amortization of product rights	3,943	3,587	14,728	6,115
Add: acquisition-related expenses[2]	—	—	—	3,563
Less: tax effects related to above items[3]	58	(1,108)	(3,324)	(3,927)

Non-GAAP net income	$5,162	$5,488	$18,912	$17,432

GAAP net income per share, diluted	$0.03	$0.10	$0.24	$0.54

Non-GAAP net income per share, diluted	$0.20	$0.21	$0.73	$0.93

Shares used in diluted net income per share calculation:
GAAP net income	26,093,755	25,751,756	26,036,544	18,776,588

Non-GAAP net income	26,093,755	25,751,756	26,036,544	18,776,588

[1]	Stock-based compensation excludes stock-based compensation charges incurred in connection with the Chiesi transaction, which are included in acquisition-related expenses.

[2]	Acquisition-related expenses include stock-based compensation charges and legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction. During 2009, acquisition-related stock-based compensation charges include $1.8 million of charges that were included in selling, general and administrative expenses.

[3]	Tax effects for the three months ended December 31, 2010 and 2009 are calculated using effective tax rates of (1.3)% and 28.4%, respectively. Tax effects for 2010 and 2009 are calculated using effective tax rates of 20.7% and 35.2%, respectively.